Ex. 10.1

SECOND SUPPLEMENT TO INDENTURE

   SECOND SUPPLEMENT TO INDENTURE (this “Supplement”) dated as of September 12, 2007, by and among SILVERLEAF FINANCE IV, LLC a Delaware limited liability company (the “Issuer”), UBS REAL ESTATE SECURITIES INC., a Delaware corporation, as noteholder (the “Noteholder”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

   Reference is made to the Indenture, dated as of March 2, 2006, by and among the Issuer, the Noteholder, and the Trustee, pursuant to which the Silverleaf Finance IV, LLC Variable Funding Note (the “Note”) was issued and the Issuer pledged certain Collateral to the Trustee to secure the payment of the Note (as supplemented hereby, the “Indenture”).  Capitalized terms used in this Supplement have the meanings given such terms in the Indenture, as supplemented hereby, except as provided otherwise herein.

The Issuer has requested that the Indenture be amended pursuant to Section 9.1(b) thereof, as set forth below.

1.                Amendments.

(a)           The cover page of the Indenture is hereby amended to replace the reference to “$125,000,000” with “$150,000,000”.

(b)           Section 2.3 of the Indenture is hereby amended by deleting clause (a) thereof  in its entirety and replacing it with the following:

“(a) On the Scheduled Maturity Date,  the outstanding principal balance of the Note and all accrued and unpaid interest thereon will be amortized and, if not otherwise paid in full pursuant to the Transaction Documents, shall be payable in full by the Rated Final Settlement Date.”

(c)           Section 2.8(b) of the Indenture is hereby amended by deleting the first sentence thereof  in its entirety and replacing it with the following:

“(b) If the Facility Termination Date is determined in accordance with subsection (I) of the definition thereof, the outstanding principal balance of the Note and all accrued and unpaid interest thereon will be amortized and, if not otherwise paid in full pursuant to the Transaction Documents, shall be payable in full by the Rated Final Settlement Date.”

(d)           Section 5.1(a) of the Agreement is hereby modified by deleting clause (iii) thereof  in its entirety and replacing it with the following:

“(iii) default in the observance or performance of any covenant or agreement of the Issuer, the Seller or the Servicer made in any Basic Document (other than (i) a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with, (ii) the failure by the Seller or the Servicer to repurchase any Receivable or substitute a Qualified Substitute Timeshare Receivable in accordance with the terms of the Sale and Servicing Agreement and (iii) the obligation of the Servicer set forth in Section 11.1(f) of the Sale and Servicing Agreement), or any representation or warranty of the Issuer, the Seller or the Servicer made in any Basic Document or in any certificate or other writing delivered pursuant to any Basic Document or in connection therewith (including any Servicer’s Certificate or any Borrowing Base Certificate) proving to have been incorrect in any material respect as of the time when the same shall have been made or deemed to have been made (any such occurrence, a “Breach”), and such Breach shall continue or not be cured within 30 days (or, if the breaching party shall have provided evidence satisfactory to the Trustee and the Noteholder that such Breach cannot be cured in the 30-day period and that it is diligently pursuing a cure, 60 days) of the earlier of (i) written notice by the Noteholder or (ii) knowledge of such Breach by the breaching party; provided that no Breach shall be deemed to occur hereunder in respect of any representation or warranty relating to eligibility of any Receivable on the Closing Date or any related Funding Date to the extent the Seller has repurchased such Receivable in accordance with the provisions of the Sale and Servicing Agreement;”

                   (e)        Section 5.1(a) of the Indenture is hereby amended by adding the following as clause (xxi) thereof:

“(xxi)  the failure by the Issuer to pay, in full, the outstanding principal balance of the Note and all accrued and unpaid interest thereon on or prior to the Final Scheduled Settlement Date;”

(f)           Section 10.1 of the Indenture is hereby amended by deleting the phrase “Final Scheduled Settlement Date” appearing in the first sentence thereof and inserting the phrase “Rated Final Settlement Date” in lieu thereof.

2.                Conditions Precedent.  The Issuer hereby states that the following conditions precedent to this Supplement have been fulfilled pursuant to Section 9.1(b) of the Indenture:

(a)           Issuer Order.  An Issuer Order authorizing the Trustee to enter into this Supplement has been duly executed by the Issuer and presented to the Trustee.

(b)           Notice to the Rating Agency.  Prior written notice of this Supplement has been provided to the Rating Agency.

3.                Effective Date.  Pursuant to Section 9.4 of the Indenture, upon execution by the Issuer, the Noteholder and the Trustee, this Supplement shall become effective and be a part of the Indenture for all purposes as though executed with the Indenture and effective as of the date hereof.

4.                Reaffirmation and Ratification of Existing Agreements, Etc.  The Issuer: (i) reaffirms and ratifies all the obligations to the Trustee and the Noteholder, in respect of the Indenture, as hereby amended, and the other Basic Documents, and (ii) agrees that the Indenture, as amended hereby, and the other Basic Documents shall remain in full force and effect, enforceable against the Issuer in accordance with their terms.

5.                Miscellaneous.

(a)              This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(b)             This Supplement shall be deemed to be a contract made under the laws of the State of New York and shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

(c)             The headings of the several sections of this Supplement are for convenience only and shall not affect the construction hereof.

(d)             This Supplement shall be deemed to be a Basic Document under the Indenture and the other Basic Documents.

   IN WITNESS WHEREOF, this Supplement has been duly executed and delivered as of the date first above written.

SILVERLEAF FINANCE IV, LLC

By:	/S/ HARRY J. WHITE, JR.
Title:	CFO

UBS REAL ESTATE SECURITIES INC., as Noteholder

By:	/S/ PRAKASH B. WADHWANI
Title:	Executive Director

By:	/S/ THOMAS DANG
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Trustee

By:	/S/ SUE DIGNAN
Title:	Assistant Vice President